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                                                                  Exhibit 21.1

                         Subsidiaries of the registrant

                                         Jurisdiction
              Subsidiary                of Organization            Ownership
              ----------                ---------------            ---------
 Sohu ITC Information Technology
 (Beijing) Co., Ltd.              People's Republic of China           100%
 Sohu.com (Hong Kong) Ltd.                  Hong Kong                  100%
 ChinaRen Inc.                     United States of America            100%